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                                               CONTACT:     THOMAS W. BUSCH, CFO
                                                     SWISHER INTERNATIONAL, INC.
                                                              6849 FAIRVIEW ROAD
                                                             CHARLOTTE, NC 28210
                                                  PHONE (704) 364-7707, EXT. 157


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PRESS RELEASE

FOR RELEASE 12:00 P.M. EDT
JUNE 30, 1999

SWISHER INTERNATIONAL, INC. ANNOUNCES
SETTLEMENT OF CLASS ACTION LAWSUIT.

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CHARLOTTE, NC, JUNE 30, 1999: Swisher International, Inc. announced today that a preliminary order was entered approving a complete settlement of the class action suit filed against the Company in September of 1998 in the United States District Court, Western District of North Carolina. The class includes purchasers of the Company's Common Stock and Public Warrants between March 18, 1996 and May 12, 1998, inclusive.

Based on the terms of the settlement agreement, the Company will record a charge to earnings of up to $250,000 related to the final settlement during the third quarter ending July 31, 1999.

Patrick L. Swisher, President and Chief Executive Officer, states "While the settlement will have a negative effect on the Company's third quarter earnings, the Company is glad to have this behind us so that we can focus our resources to improve the Company's operating results."

Statements contained in the press release that are not based upon current or historical fact are forward looking in nature. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in Swisher International, Inc.'s filing with the Securities and Exchange Commission.